
                                                      OFV                OFV                 OFV                  OFV
     SEC Yield Calculation                          EQUITY            SMALL CAP            MANAGED               BOND
       DECEMBER 31, 1995                        VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A     VARIABLE ACCT A

                    (a-b)                               3,512.40          1,212.43            86,592.36         18,232.77
                      c                            356,476.19000     796,584.55500      3,255,170.55000     427,693.49000
                      d                                 25.05000          19.91000             30.14000           9.99000
                    (c*d)                           6,929,728.56     15,899,818.49        98,110,840.38      4,272,657.37
                 (a-b) / (c*d)                           0.00039           0.00008              0.00088           0.00427
              [(a-b) / (c*d) +1]                         1.00039           1.00008              1.00088           1.00427
     [(a-b) / (c*d) +1] to the power of 6                1.00236           1.00048              1.00531           1.02588
 ([(a-b) / (c*d) + 1] to the power of 6) - 1             0.00236           0.00048              0.00531           0.02588
2*[([(a-b) / (c*d) + 1] to the power of 6 - 1]           0.00472           0.00092              0.01061           0.05176
--------------------------------                  --------------     -------------      ---------------     -------------
                    Yield Percentage                    0.47247%          0.09152%             1.06146%          5.17572%

LESS MORTALITY AND EXPENSE RISK                         1.25000%          1.25000%             1.25000%          1.25000%
                                                       -0.77753%         -1.15848%            -0.16854%         -3.92572%

                                31--December--95


Money Market SEC Effective Yield                                         MSF
--------------------------------                             --------------------------
               Base Period Return                                             0.0010110
                    BPR + 1                                                   1.0010110
                    365 / 7                                                  52.1428571
     (BPR + 1) to the power of (365 / 7)                                      1.0541026
   (BPR + 1) to the power of (365 / 7) - 1                                    0.0541026
------------------------------------------                   --------------------------
                                                                             5.4102610%

      Regular 7-day yield                                                    5.2716429%
